UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                            Other Events.

On December 15, 2015, Pacira Pharmaceuticals, Inc. (“Pacira”) announced the favorable resolution of its previously disclosed lawsuit against the U.S. Food and Drug Administration (“FDA”).  Pacira also announced the FDA’s approval of a revised label for its flagship product, EXPAREL® (bupivacaine liposome injectable suspension), and the receipt of a rescission letter from the FDA withdrawing the warning letter previously issued by the FDA in September 2014.

A copy of the press release, settlement agreement with the FDA, new EXPAREL Prescribing Information and the rescission letter are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 15, 2015.

99.2

Settlement Agreement and General Release, dated December 14, 2015, among Pacira Pharmaceuticals, Inc., Dr. Loren J. Harris, Dr. Joseph W. Bell, the United States Food and Drug Administration, the United States of America, Dr. Stephen Ostroff, in his official capacity as Acting Commissioner of Food and Drugs, the United States Department of Health and Human Services, and Sylvia Mathews Burwell, in her official capacity as Secretary of the Department of Health and Human Services.

99.3	EXPAREL Prescribing Information.

99.4	Rescission Letter, dated December 14, 2015, from the United States Food and Drug Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA PHARMACEUTICALS, INC.

Date: December 15, 2015	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 15, 2015.

99.2

Settlement Agreement and General Release, dated December 14, 2015, among Pacira Pharmaceuticals, Inc., Dr. Loren J. Harris, Dr. Joseph W. Bell, the United States Food and Drug Administration, the United States of America, Dr. Stephen Ostroff, in his official capacity as Acting Commissioner of Food and Drugs, the United States Department of Health and Human Services, and Sylvia Mathews Burwell, in her official capacity as Secretary of the Department of Health and Human Services.

99.3	EXPAREL Prescribing Information.

99.4	Rescission Letter, dated December 14, 2015, from the United States Food and Drug Administration.